EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-36424, effective on August 17, 1990) of Applica Incorporated of our report dated June 13, 2005, relating to the financial statements and supplemental schedule of the Applica Incorporated 401(k) Profit Sharing Plan and Trust included in this Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ KAUFMAN ROSSIN & CO.

Miami, Florida
June 28, 2005